EXHIBIT II

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

          This Assignment and Assumption Agreement (the "Agreement"), dated as of September 19, 2002, is made by and among Blum Strategic Partners II, L.P., a Delaware limited partnership and Blum Strategic Partners II GmbH & Co. KG, a German limited partnership (collectively "Blum"), Squam Lake Investors V, L.P., a Delaware limited partnership, Waban Investors I, L.P., a Delaware limited partnership, and Sunapee Securities, Inc., a Massachusetts corporation (each an "Investor" and collectively, the "Investors").

          WHEREAS, on August 16, 2002, Blum Strategic Partners II, L.P. entered into a Stock Purchase Agreement with each of the entities or individuals listed on Exhibit A to the Stock Purchase Agreement (collectively, the "Sellers") (the "Stock Purchase Agreement");

          WHEREAS, pursuant to the Stock Purchase Agreement, the Sellers sold to Blum 4,338,507 shares of common stock (the "PRG Stock") of PRG-Schultz International, Inc. ("PRG") for a price of $8.72 per share; and

          WHEREAS, in accordance with its rights under Section 4.10(b) of the Stock Purchase Agreement, Blum wishes to sell, and the Investors wish to purchase, a portion of the PRG Stock held by Blum, on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises, the mutual and reciprocal promises contained herein and the valuable consideration paid hereunder, the receipt and sufficiency of which is hereby acknowledged by each of the parties to this Agreement, the parties hereto agree as follows:

          1. Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in the Stock Purchase Agreement.

          2. Sale and Assignment. Blum hereby sells and assigns to the Investors without recourse and without representation or warranty (other than as expressly provided herein), and the Investors hereby purchase and assume from Blum, that interest in and to all of Blum's rights and obligations under the Stock Purchase Agreement as of the date hereof in an aggregate of 28,670 shares of the PRG Stock (the "Shares"), allocated among the Investors as set forth on Schedule I hereto.

          3. Purchase Price. The aggregate purchase price of the Shares is $250,002.40 (the "Purchase Price") and is due and payable by the Investors to Blum by wire transfer of immediately available funds upon the execution and delivery of this Agreement.

          4. Deliveries of Documents. Simultaneously with the execution and delivery of this Agreement:

                (a) Blum shall deliver or cause to be delivered to the Investors stock certificates evidencing the Shares;

               (b) in accordance with Article VII of the Blum Registration Rights Agreement, the Investors shall execute and deliver to Blum and PRG a joinder agreement to the Blum Registration Rights Agreement in the form attached as Exhibit A hereto providing that the Shares are subject to and the Investors are parties to and bound by the Blum
Registration Rights Agreement to the same extent as Blum; and

               (c) the Investors shall execute and deliver to Blum, the Sellers and PRG a representation letter in the form attached as Exhibit B hereto.

          5.     Representations and Warranties of Blum.  Blum:

               (a) represents and warrants that (i) it is the legal and beneficial owner of the Shares being assigned by it hereunder and that such interests are free and clear of any lien or adverse claim other than restrictions on transfer imposed by applicable federal and state securities laws and the Blum Registration Rights Agreement; (ii) it has full power and authority to execute, deliver and perform this Agreement;
(iii) this Agreement constitutes the valid and binding obligation of Blum, enforceable in accordance with its respective terms; and (iv) Blum has caused to be delivered copies of each of (A) the Stock Purchase Agreement and (B) the Blum Registration Rights Agreement to the Investors and, as of the date hereof, there are no other amendments of or modifications to such documents that have not been disclosed to the Investors.

               (b) except as expressly provided in Section 5(a)(iv) hereof, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with Stock Purchase Agreement and related transaction documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Stock Purchase Agreement and related transaction documents, the Shares, or any other instrument or document furnished pursuant to the PRG Stock; and

               (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of PRG or any of its Subsidiaries or the performance or observance by PRG or any of its Subsidiaries of any of their obligations under the Stock Purchase Agreement and related transaction documents to which they are a party, or any other instrument or document furnished pursuant thereto.

          6. Representations and Warranties of the Investors. Each Investor, severally:

               (a) confirms that such Investor has received a copy of the Stock Purchase Agreement, the Blum Registration Rights Agreement and such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into this Agreement;

               (b) agrees that such Investor will, independently and without reliance upon Blum and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Stock Purchase Agreement and the Blum Registration Rights Agreement;

               (c) agrees that such Investor will be bound by the terms and provisions of the Stock Purchase Agreement and the Blum Registration
Rights Agreement to the same extent as Blum, with respect to the Shares;

               (d) confirms that such Investor has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of purchasing the Shares. Each Investor has conducted its own investigation of PRG and has been furnished access to PRG's business records and such additional information and documents as it has requested. No Investor is relying on any information provided by Blum, nor has any Investor asked for or received any advice from Blum as to its determination to purchase the Shares but is relying solely upon the Investor's own due diligence with respect to the Shares; and

               (e) confirms that such Investor is an accredited investor as such term is defined in Rule 501(a) promulgated under Securities Act of 1933, as amended.

          7. Rights and Obligations. As of the date hereof, the parties hereto agree that:

               (a) Blum shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations (if any) under the Stock Purchase Agreement and the Blum Registration Rights
Agreement with respect to the Shares; and

               (b)     the Investors shall be entitled to all dividends
(if any) accruing on the Shares, whether paid or unpaid, prior to the date hereof or which may hereafter be accrued or paid, such dividends to be paid (if at all) by PRG directly to the Investors.

          8. Notices. All notices between the parties shall be in writing and delivered either personally, by certified mail, postage prepaid, return receipt requested, or by overnight courier service, to the addresses set forth below, or at such other address as a party may designate in writing.

                            If to Blum, to:

                            Blum Strategic Partners II, L.P.
                            Blum Strategic Partners II GmbH & Co. KG
                            909 Montgomery Street, Suite 400
                            San Francisco, California 94133
                            Telephone:  (415) 434-1111
                            Telecopy:  (415) 434-3130
                            Attention:  Murray A. Indick

                            With a copy to:

                            Simpson Thacher & Bartlett
                            3330 Hillview Avenue
                            Palo Alto, CA  94304
                            Telephone: (650) 251-5000
                            Telecopy: (650) 251-5002
                            Attention:  Michael J. Nooney, Esq.

                            If to the Investors, to:

                            Squam Lake Investors V, L.P.
                            c/o Bain & Company
                            Two Copley Place
                            Boston, MA 02116
                            Telephone: (617) 572-3193
                            Telecopy: (617) 572-2150
                            Attention:   David Curley

                            Waban Investors I, L.P.
                            c/o The Bridgespan Group, Inc.
                            131 Clarendon Street
                            Boston, MA  02116
                            Telephone: (617) 572-2646
                            Telecopy: (617) 572-2834
                            Attention:   Paul Carttar

                            Sunapee Securities, Inc.
                            c/o Bain & Company
                            Two Copley Place
                            Boston, MA 02116
                            Telephone: (617) 572-2854
                            Telecopy: (617) 572-3266
                            Attention:   Christopher Quinn

          9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES
SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE,
WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

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          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written.


                                         BLUM STRATEGIC PARTNERS II, L.P.

                                         By:     BLUM STRATEGIC GP II, L.L.C.,
                                                 Its General Partner


                                         By:   /s/ Murray A. Indick
                                               Murray A. Indick, Member

                                         BLUM STRATEGIC PARTNERS II
                                           GMBH & CO. KG

                                         By:     BLUM STRATEGIC GP II, L.L.C.,
                                                 Its Managing Limited Partner


                                         By:  /s/ Murray A. Indick
                                              Murray A. Indick, Member


                                        SQUAM LAKE INVESTORS V, L.P.

                                        By:  GPI, Inc.
                                             its Managing General Partner

                                        By:  /s/ David M. Curley
                                             Name: David M. Curley
                                             Title:  Vice President

                                        WABAN INVESTORS I, L.P.

                                        By:  BG Investments, Inc.
                                             its Managing General Partner

                                        By:  /s/ Paul L. Carttar
                                             Name: Paul L. Carttar
                                             Title: President

                                        SUNAPEE SECURITIES, INC.

                                         By:  /s/ David M. Curley
                                             Name:  David M. Curley
                                             Title: Vice President



                                                        Schedule I



                          Allocation of Shares

     Investor                               Number of Shares

     Squam Lake Investors V, L.P.                23,366

     Waban Investors I, L.P.                      1,290

     Sunapee Securities, Inc.                     4,014

     TOTAL                                       28,670


                                                       Exhibit A


                    Form of Joinder Agreement


                                                       Exhibit B



                    Form of Representation Letter